Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”) is made as of June 16, 2016, by and between Lantronix, Inc. (the “Company”), a Delaware corporation, and Hale Capital Partners, LP, a Delaware Limited Partnership (the “Investor”).

RECITALS

A. The Company has authorized the issuance and sale of up to $2 million of shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), at the per share purchase price set forth in Section 1 below pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder.

B. The Investor desires to purchase from the Company, and the Company desires to issue and sell to the Investor, shares of Common Stock on the terms and subject to the conditions set forth herein.

C. Certain capitalized terms have the meanings set forth in Section 8 of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Purchase and Sale of Common Shares. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company at the Closing (as defined in Section 2(a)), and the Company agrees to sell and issue to the Investor at the Closing, that number of shares of Common Stock (the “Common Shares”) equal to the amount obtained by dividing (x) $2,000,000 by (y) $1.03.

2. The Closing.

(a) Closing Date. The closing of the purchase and sale of the Common Shares (the “Closing”) shall take place at the offices of the Company, 7535 Irvine Center Drive, Suite 100, Irvine, California, at 12:00 p.m. local time on June 15, 2016, or at such other location and on such other date as the Company and the Investor shall mutually agree. The date of the Closing is referred to herein as the “Closing Date.”

(b) Payment. At the Closing, the Investor shall deliver to the Company (i) the purchase price for the Common Shares being purchased by the Investor by check or by wire transfer of immediately available funds to an account designated by the Company prior to the Closing, and (ii) the documents set forth in Section 6(b)(iv) of this Agreement. Notwithstanding the foregoing, the Company hereby authorizes and instructs the Investor to deduct from the purchase price to be paid at the Closing the fees and expenses that the Company is obligated to reimburse the Investor for pursuant to Section 5(c) of this Agreement.

(c) Certificate. At the Closing, the Company shall deliver or cause to be delivered to the Investor (i) an electronic confirmation from the Company’s transfer agent that the Common Shares have been issued and registered in the Investor’s name in book entry form; and (ii) the documents set forth in Section 6(a) of this Agreement at the Closing.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor on the date hereof and as of the Closing Date as follows:

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(a) Subsidiaries. The Company does not directly or indirectly control or own any interest in any other Person, other than (i) those Persons listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 as filed with the SEC, (ii) Lantronix Holding Company, a Delaware corporation, and (iii) Lantronix India Private Limited, a company incorporated under the provisions of the India Companies Act, 2013 (each of which is referred to herein as a “Subsidiary” and collectively as the “Subsidiaries”). The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, claim, security interest, encumbrance, right of first refusal, preemptive right or other restrictions (collectively, “Liens”), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid and non-assessable.

(b) Organization and Qualification. Each of the Company and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Each of the Company and each of its Subsidiaries has the power and authority, corporate or otherwise, as appropriate, to own, lease and operate its properties and to conduct its business as now conducted and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each of its Subsidiaries is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) have or result in a material adverse effect on the condition (financial or otherwise), earnings, properties, business, assets or results of operations of the Company and the Subsidiaries, taken as a whole, (ii) adversely affect the legality, validity or enforceability of this Agreement or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Authorized Capital Stock. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $0.0001 par value, and 5,000,000 shares of Preferred Stock, $0.0001 par value (“Preferred Stock”). As of the date hereof, 15,312,051 shares of Common Stock and no shares of Preferred Stock are issued and outstanding, and each outstanding share of Common Stock is validly issued, fully paid and nonassessable. As of the date hereof, the Company has (i) 2,615,013 shares of Common Stock available for future grant pursuant to the Company’s 2010 Amended and Restated Stock Incentive Plan, 2010 Inducement Equity Incentive Plan and 2000 Stock Plan (collectively, the “Stock Incentive Plans”), (ii) 735,702 shares of Common Stock available for issuance pursuant to the Company’s 2013 Employee Stock Purchase Plan (the “Purchase Plan”), (iii) outstanding options to purchase 3,610,930 shares of Common Stock under the Stock Incentive Plans and individual inducement awards, and (iv) 460,000 outstanding restricted stock units under the Stock Incentive Plans and individual inducement awards. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Company’s certificate of incorporation. The issued and outstanding shares of Common Stock conform to the description thereof contained in the reports filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except for options issued under the Stock Incentive Plans, the obligations under the Purchase Plan, and the obligations under the individual inducement awards, in each case, as set forth above, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock, and there is no commitment, plan or arrangement to issue, any securities or obligations convertible into any shares of capital stock of the Company or any such options, rights, convertible securities or obligations. No Subsidiary is bound by any contract or commitment or has any obligation to issue any securities to any Person. The issuance and sale of the Common Shares to the Investor will not obligate the Company to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities, or to take any other action punitive to the Company or any Subsidiary.

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(d) Issuance, Sale and Delivery of the Common Shares. The Common Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens. No right of first refusal, preemptive right, right of participation or other rights (which have not been waived) to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. Assuming the accuracy of the representations and warranties of the Investor contained in Section 4 hereof, the issuance and sale of the Common Shares does not conflict with or violate any rules or regulations of the Trading Market.

(e) Registration Rights. No stockholder of the Company has any right to request or require the Company to register the sale of any shares owned by such stockholder under the Securities Act.

(f) Due Execution, Delivery and Performance of this Agreement. The Company has the full legal right, corporate power and authority to enter into this Agreement and to perform the transactions contemplated hereby and to otherwise carry out its obligations under this Agreement. This Agreement has been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its board of directors or stockholders. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not violate any provision of the organizational documents of the Company or any Subsidiary, will not result in the creation of any Lien upon any of the assets or properties of the Company or any Subsidiary and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective assets or properties may be bound or affected or any statute or any authorization, judgment, decree, order, rule or regulation of any Governmental Authority applicable to the Company, any Subsidiary or any of their respective assets or properties. This Agreement has been duly executed by the Company and (assuming the valid execution of this Agreement by the Investor) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity.

(g) SEC Reports; Financials. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company’s financial statements (including all notes and schedules thereto) included in the Exchange Act Reports (i) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, (ii) present fairly the financial position, the results of operations, the statements of cash flows and the statements of stockholders’ equity and the other information purported to be shown therein of the Company and its Subsidiaries at the respective dates and for the respective periods to which they apply (subject, in the case of unaudited statements, to normal year end audit adjustments and the absence of footnotes) and (iii) have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved (except as may be indicated in the notes thereto). Since the date of the most recent financial statements included in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) that are material or exceed the amount of $1,000,000, other than (A) trade payables and accrued expenses incurred in the ordinary course of business and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to generally accepted accounting principles (including, without limitation, the footnotes thereto) or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except in accordance with the Stock Incentive Plans and individual inducement awards that have been publicly disclosed.

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(h) Indebtedness and other Contracts. Except as disclosed in SEC Reports, neither the Company nor any of its Subsidiaries has any outstanding Indebtedness. There is no breach, violation or default by the Company or any of the Subsidiaries (or, to the Company’s Knowledge, any other party) under any Material Contract that has had or that could reasonably be expected to result in a Material Adverse Effect.

(i) No Actions. There is no Proceeding pending or, to the Company’s Knowledge, threatened against or affecting the Company, any Subsidiary or any of their respective assets or properties before or by any Governmental Authority (collectively, an “Action”) which (i) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect or (ii) adversely affects or challenges the legality, validity or enforceability of this Agreement. Neither the Company nor any Subsidiary is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body administrative agency or other Governmental Authority. Neither the Company nor any Subsidiary, nor, to the Company’s Knowledge, any director or officer thereof (in his or her capacity as such), is the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(j) Finders’ Fees. No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of the Company or any Affiliate who is or might be entitled to any fee or commission from the Company, any of its Affiliates or any other Person upon consummation of the transactions contemplated by this Agreement.

(k) Offering Valid. Assuming the accuracy of the representations and warranties of the Investor contained in Section 4 hereof, the offer, sale and issuance of the Common Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(l) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than the filing by the Company with the SEC of the Registration Statement, the filing by the Company of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act, the application(s) by the Company to each Trading Market for the listing of the Common Shares for trading thereon, and applicable Blue Sky filings.

(m) Taxes. The Company and the Subsidiaries have prepared and timely filed all income tax returns and other material tax returns that are required to be filed, and have paid, or made provision in accordance with generally accepted accounting principles for the payment of, all taxes that have or may have become due pursuant to said returns or pursuant to any assessments that have been received by the Company or the Subsidiaries. All tax returns are true and correct in all material respects. All taxes shown to be due and payable by the Company or the Subsidiaries have been paid or will be paid prior to the time they become delinquent. To the Company’s Knowledge there is no liability for any tax to be imposed upon its or any of its Subsidiaries’ properties or assets as of the date of this Agreement for which adequate provision has not been made. No material tax returns of the Company have been audited, and to the Company’s Knowledge, no deficiency assessment or proposed adjustment of the Company’s or any Subsidiary’s material taxes is pending.

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(n) Labor Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the Securities Act) of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. The Company and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have a Material Adverse Effect.

(o) Compliance. Neither the Company nor any Subsidiary (i) is in violation of any order of any Governmental Authority, or (ii) is or has been in violation in any material respect of any statute, rule or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except, in the case of clause (ii), where the failure to be in compliance would not have a Material Adverse Effect.

(p) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(q) Title to Assets. Neither the Company nor any of its Subsidiaries owns any real property. The Company and its Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them (to the Company’s Knowledge) under valid, subsisting and enforceable leases of which the Company and its Subsidiaries are in compliance, except where the failure to be in compliance would not have a Material Adverse Effect.

(r) Patents and Trademarks. Except as would not have a Material Adverse Effect, the Company and its Subsidiaries own, or have the right to use, all Intellectual Property that is material to their respective businesses as described in the SEC Reports (collectively, the “Company Intellectual Property Rights”). To the Company’s Knowledge, the operation of the business of the Company and the Subsidiaries, and the products or services which are marketed or sold by the Company or any Subsidiary, do not violate any license or infringe any Intellectual Property rights of any other Person. To the Company’s Knowledge, there is no material unauthorized use, infringement or misappropriation of any Company Intellectual Property Rights by any third party. Except for claims that if adversely determined against the Company or its Subsidiaries, individually or in the aggregate, would have or result in a Material Adverse Effect, no third party has made a claim in writing received by the Company or any Subsidiary that the Company or any Subsidiary has violated or, by conducting their business, would violate any Intellectual Property rights of any other person or entity and, to the Company’s Knowledge, no such claim has been threatened. Neither the Company nor any of its Subsidiaries is or, as a result of the execution or delivery of this Agreement, or the performance of the Company’s obligations hereunder, will be in violation of any license, sublicense, agreement or instrument involving Company Intellectual Property Rights to which the Company or any of its Subsidiaries is a party or otherwise bound, except for violations that, individually or in the aggregate, would have or result in a Material Adverse Effect. Neither the execution or delivery of this Agreement, nor the performance of the Company’s obligations hereunder, will cause the diminution, license, transfer, termination or forfeiture of the Company’s or any of its Subsidiaries’ rights in any material Company Intellectual Property Rights.

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(s) Transactions With Affiliates and Employees. Except as disclosed in the SEC Reports, none of the officers or directors of the Company or any Subsidiary or any of their family members thereof or any Affiliate of any of the foregoing Persons (each, a “Related Person”) and, to the Company’s Knowledge, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, Related Person or employee or, to the Company’s Knowledge, any entity in which any officer, director, Related Person or any employee has a substantial interest or is an officer, director, trustee or partner.

(t) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u) Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.

(v) Form S-3 Eligibility. The Company is eligible to register the resale of the Common Shares for resale by the Investor under Form S-3 promulgated under the Securities Act.

(w) Listing and Maintenance Requirements. Except as specifically disclosed in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Eligible Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Eligible Market. The Company is in compliance with all such listing and maintenance requirements.

(x) Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation the Company’s issuance of the Common Shares and the Investor’s ownership of the Common Shares.

(y) Acknowledgment Regarding Investor’s Purchase of Common Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investor’s purchase of the Common Shares. The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives. The Company further acknowledges that the Investor has not made any promises or commitments other than as set forth in this Agreement, including any promises or commitments for any additional investment by the Investor in the Company.

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(z) Investment Company. The Company is not, and is not an Affiliate of, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(aa) Sarbanes-Oxley Act. The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(bb) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(cc) Export Controls. To the Company’s Knowledge, none of the Company, any Subsidiary or any of the Company’s or any Subsidiary’s employees have violated any law pertaining to export controls, technology transfer or industrial security including, without limitation, the Export Administration Act, as amended, the International Emergency Economic Powers Act, as amended, the Arms Export Control Act, as amended, the National Industrial Security Program Operating Manual, as amended, or any regulation, order, license or other legal requirement issued pursuant to the foregoing (including, without limitation, the Export Administration Regulations and the International Traffic in Arms Regulations).

(dd) Foreign Corrupt Practices Act. To the Company’s Knowledge, (i) neither the Company, any Subsidiary nor any employee of the Company or any Subsidiary has violated the United States Foreign Corrupt Practices Act, as amended, and (ii) no stockholder, director, officer, employee or agent of the Company or of a Subsidiary has, directly or indirectly, made or agreed to make, any unlawful or illegal payment, gift or political contribution to, or taken any other unlawful or illegal action, for the benefit of any customer, supplier, governmental employee or other Person who is or may be in a position to assist or hinder the business of the Company or a Subsidiary.

(ee) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

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(ff) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(gg) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(hh) Money Laundering Laws. To the Company’s Knowledge, the operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable Governmental Authority (collectively, the “Money Laundering Laws”), and no Proceeding by or before any court or Governmental Authority or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(ii) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(jj) No Disagreements with Accountants. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company.

(kk) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 3, neither the Company nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company or its Subsidiaries. Without limiting the generality of the foregoing, neither the Company nor any other Person has made or makes any representation or warranty with respect to any projections, estimates or budgets of future revenues, future results of operations, future cash flows or future financial condition (or any component of any of the foregoing) of the Company.

4. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company on the date hereof and as of the Closing Date as follows:

(a) Organization and Qualification. The Investor is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction and has all requisite limited partnership power and authority to carry on its business.

(b) Due Execution, Delivery and Performance of this Agreement. The Investor has full legal right, limited partnership power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized by the Investor. The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby will not violate any provision of the organizational documents of the Investor, will not result in the creation of any Lien upon any assets or property of the Investor and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Investor is a party or by which the Investor or any of its assets or properties may be bound or affected or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other Governmental Authority applicable to the Investor or any of its assets or properties. This Agreement has been duly executed by the Investor and (assuming the valid execution of this Agreement by the Company) this Agreement constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity.

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(c) Private Placement.

(i) The Investor understands that the offering and sale of the Common Shares is intended to be exempt from registration under the Securities Act.

(ii) The Investor is acquiring the Common Shares for investment for Investor’s own account and not with a view to the resale or distribution of such Common Shares or any interest therein other than in a transaction that is registered or exempt from registration under the Securities Act.

(iii) The Investor is an “accredited investor” as such term is defined in Regulation D under the Securities Act.

(iv) The Investor (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Common Shares, and is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Common Shares acquired by it hereunder.

(v) The Investor has been given the opportunity to ask questions of, and receive answers from, the Company regarding the Company, the terms and conditions of the Common Shares and related matters, and has been furnished with the information it deems necessary or desirable to evaluate the merits and risks of its acquisition of the Common Shares. The Investor has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Section 3 of this Agreement. The foregoing, however, does not limit or modify the representations and warranties made by the Company in this Agreement or any other provision in this Agreement or the right of the Investor to rely thereon.

(vi) The Investor understands that the Common Shares it is acquiring are characterized as “restricted securities” under the Securities Act in as much as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations, such Common Shares may be resold without registration under the Securities Act only in certain limited circumstances. Investor understands that the certificates evidencing the Common Shares will bear a restrictive legend substantially as follows until such time as such legend shall be removed as provided in Section 5(b) below:

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(vii) The Investor has, in connection with its decision to acquire the Common Shares, relied solely upon the SEC Reports and the representations and warranties of the Company contained in this Agreement.

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(d) Finders’ Fees. No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of the Investor who is or might be entitled to any fee or commission from the Investor or any other Person upon consummation of the transactions contemplated by this Agreement.

(e) Limited Ownership. The purchase of the Common Shares will not result in the Investor (individually or together with any other person or entity with whom the Investor has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or voting power of the Company on a post-Closing basis. The Investor does not intend to, alone or together with others, make a public filing with the SEC to disclose that it has (or that it together with such other persons or entities have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire as of the Closing), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-Closing basis.

5. Additional Agreements and Covenants of the Company and the Investor.

(a) Further Assurances. The Company and the Investor agree to execute and deliver such documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate the transactions contemplated by this Agreement.

(b) Securities Law Transfer Restrictions; Legends.

(i)	The Investor shall not sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Common Shares being purchased by it hereunder, except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company in connection with any transfer pursuant to an available exemption from registration under the Securities Act, upon delivery by the Investor of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. Notwithstanding the foregoing, no opinion of counsel shall be required in connection with any transfer of Common Shares by the Investor (i) to an Affiliate of the Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) to any of its limited partners.

(ii)	Certificates evidencing the Common Shares shall not be required to contain the legend set forth in Section 4(c)(vi) above or any other legend, and the Company shall remove and deliver to the Investor a certificate free from any restrictive legend, (i) while a registration statement (including a Registration Statement) covering the resale of such Common Shares is effective under the Securities Act, (ii) following any sale of Common Shares pursuant to Rule 144, (iii) in connection with a sale, assignment or other transfer pursuant to an exemption from registration (other than under Rule 144), provided that the Investor provides the Company with an opinion of counsel to the Investor, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (iv) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). For so long as the New Member is a member of the Board, the removal of any legend in accordance with the preceding sentence does not eliminate the requirement that the New Member and/or Investor comply with the Company’s insider trading policy. If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) Business Days following the delivery by the Investor to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Common Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Investor as may be required above in this Section 5(b)(ii), as directed by the Investor, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of Common Shares to the Investor’s or its designee’s account with DTC through its Deposit/Withdrawal at Custodian system (without any stop transfer instructions or other restrictions pertaining thereto) or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver at the Company’s expense (via reputable overnight courier) to the Investor, a certificate representing the Common Shares that is free from all restrictive and other legends, registered in the name of the Investor or its designee (the date by which such credit is so required to be made to the balance account of the Investor’s or the Investor’s nominee with DTC or such certificate is required to be delivered to the Investor pursuant to the foregoing is referred to herein as the “Required Delivery Date”). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent in connection with any transfer occurring after the Effective Date. The Company shall be responsible for any transfer agent fees, DTC fees and legal fees, with respect to the removal of any legends with respect to the Common Shares in accordance herewith.

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(iii)	If the Company fails to (i) issue and deliver (or cause to be delivered) to the Investor by the Required Delivery Date a certificate representing the Common Shares to be delivered to the Investor that is free from all restrictive and other legends or (ii) credit the account of the Investor’s or the Investor’s nominee with DTC for the number of Common Shares to be delivered to the Investor by the Required Delivery Date (without any stop transfer instructions or other restrictions pertaining thereto), and, if on or after the Required Delivery Date the Investor (or any other Person in respect, or on behalf, of the Investor) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares of Common Stock that the Investor anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, at the election of the Investor in the Investor’s sole discretion, either (i) to the extent permissible under applicable law, pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate with respect to such number of shares so purchased, or (ii) promptly honor its obligation to deliver to the Investor a certificate or certificates representing such shares of Common Stock and pay cash to the Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of shares of Common Stock, multiplied by (b) the Closing Price on the Required Delivery Date.

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(iv)	The Company acknowledges and agrees that the Investor may from time to time pledge or grant a security interest in some or all of the Common Shares in connection with a bona fide margin agreement secured by the Common Shares and, if required under the terms of such agreement, the Investor may transfer pledged or secured Common Shares to the pledgees or secured parties. After the date that the New Member ceases to be a member of the Board, such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, after the date that the New Member ceases to be a member of the Board, no notice shall be required of such pledge. At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Common Shares may reasonably request in connection with a pledge or transfer of the Common Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Notwithstanding the foregoing, nothing in this Section 5(b)(iv) shall be deemed a consent or waiver with respect to the Company’s Insider Trading Policy.

(c) Fees and Expenses. The Company will reimburse the Investor for (i) up to $25,000 of its documented legal fees and travel and other out-of-pocket expenses incurred by the Investor in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereby and (ii) any costs of collection in enforcing its right to reimbursement of such fees and expenses. The Company will reimburse the Investor for additional fees, if any, incurred by the Investor in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereby subject to the prior approval of the Company (which approval shall not be unreasonably withheld, delayed or conditioned). Except as otherwise set forth in the immediately preceding sentence, each of the Company and the Investor shall bear its own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

(d) Indemnification. In consideration of the Investor’s execution and delivery of this Agreement and acquisition of the Common Shares hereunder and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and its Affiliates and their respective stockholders, partners, members, officers, directors, employees and agents (collectively, the “Indemnitees”) from and against any and all Losses, including all costs of enforcing the indemnification obligations in this paragraph (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of or arising out of (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or (c) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from the status of the Investor as an investor in the Company pursuant to the transactions contemplated by this Agreement or as a party to this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 5(d) shall be the same as those set forth in Section 7.4(c) hereof. Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Investor on demand for all costs of enforcing the indemnification obligations in this paragraph, subject to the obligation of the Investor to reimburse the Company for any such enforcement costs if it is determined by a court of competent jurisdiction that the Investor is not entitled to indemnification under this Section 5(d).

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(e) Board Matters. Prior to the Closing, the Board of Directors of the Company (the “Board”) will take such actions as are necessary and appropriate to (i) increase the size of the Board to six members and (ii) select Martin Hale (the “New Member”) to fill the vacancy so created effective upon consummation of the Closing. Prior to filing any proxy statement with the SEC for the Company’s next meeting of stockholders at which members of the Board will be elected (the “Next Stockholders Meeting”), the Board (and the Corporate Governance and Nominating Committee of the Board) will take such actions as are necessary to, and shall, nominate the New Member for re-election to the Board at the Next Stockholders Meeting, provided that the Corporate Governance and Nominating Committee shall not be required to nominate the New Member if the New Member is prohibited or disqualified from serving as a director of the Company pursuant to any rule or regulation of the SEC or the Trading Market or fails to comply with the Company’s policies and procedures as applicable to (and applied in a consistent manner with) the existing members of the Board. The Investor will not nominate any individual for election to the Board under Section 2.5 of the Company’s Bylaws at the Next Stockholders Meeting so long as the New Member is nominated for election by the Company at the Next Stockholders Meeting. The New Member will serve as member of the Board until the earliest of the expiration of a term in which he is not re-elected, his death, disability, resignation or removal. The Company shall reimburse the New Member for all reasonable and documented out-of-pocket expenses incurred by the New Member in his capacity thereof, in a manner consistent with the Company’s expense policies as applicable to existing members of the Board (including, for the avoidance of doubt, coach airfare).

(f) Furnishing of Information. As long as the Investor owns Registrable Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of the Investor, the Company shall deliver to the Investor a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as the Investor owns Registrable Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investor and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Investor to sell the Common Shares under Rule 144. The Company further covenants that it will take such further action as the Investor may reasonably request to satisfy the provisions of Rule 144 applicable to the sale of securities pursuant to Rule 144.

(g) Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Common Shares in a manner that would require the registration under the Securities Act of the sale of the Common Shares to the Investor or that would be integrated with the offer or sale of the Common Shares for purposes of the rules and regulations of any Trading Market.

6. Closing Deliveries.

(a) Conditions to the Investor’s Obligations. The obligation of the Investor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by the Investor:

(i) The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing in all material respects with the same effect as though such representations and warranties had been made on and as of the date of this Agreement and as of the Closing, except for those representations and warranties that address matters only as of a particular date, which shall remain true and correct as of such particular date.

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(ii) The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(iii) The Company shall have obtained any and all consents, permits and waivers necessary for the consummation of the transactions contemplated by this Agreement, including all authorizations, approvals or permits, if any, of any Governmental Authority or of any Trading Market that are required in connection with the lawful issuance and sale of Common Shares pursuant to this Agreement.

(iv) The Company shall have delivered to the Investor the following:

(1) a certificate dated the Closing Date signed by an authorized officer of the Company certifying that (A) attached thereto are true and complete copies of all organizational documents of the Company, together with all amendments thereto, and that the same are in full force and effect, (B) attached thereto are true and complete copies of the resolutions of the Board authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby and (C) the Company and its Subsidiaries are in compliance with the terms of, and are not in breach or default of, its outstanding Indebtedness.

(2) a certificate of the Chief Financial Officer of the Company, dated as of the Closing Date, certifying that the conditions specified in Sections 6(a)(i) and 6(a)(ii) have been fulfilled.

(3) a good standing certificate of the Company certified by the Secretary of State of Delaware and dated no less than fifteen (15) days prior to the Closing Date.

(v) Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or reasonably would be expected to have or result in a Material Adverse Effect.

(vi) Trading in the Common Stock shall not have been suspended by the SEC or any Trading Market at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on the Trading Market.

(vii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(viii) The Company shall have entered into an indemnification agreement with the New Member, in a form reasonably acceptable to the Investor.

(ix)  The New Member shall have been appointed to the Board effective as of the Closing.

(x) Evidence that the Common Shares shall have been approved for listing on the Trading Market.

(b) Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by the Company:

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(i) The representations and warranties of the Investor contained in Section 4 shall be true on and as of the Closing in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and as of the Closing.

(ii) All authorizations, approvals or permits, if any, of any Governmental Authority or Trading Market that are required in connection with the lawful issuance and sale of Common Shares pursuant to this Agreement shall have been duly obtained and effective as of the Closing and all filings with such authorities or regulatory bodies shall have been made and accepted.

(iii) The Investor shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(iv) The Investor shall have delivered a fully completed and duly executed Accredited Investor Questionnaire, satisfactory to the Company.

(c) Termination of Obligations to Effect Closing; Effects. The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Investor;

(ii) By the Company if any of the conditions set forth in Section 6(b) shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By the Investor if any of the conditions set forth in Section 6(a) shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv) By either the Company or the Investor if the Closing has not occurred on or prior to June 30, 2016.

(d) Nothing in this Section 6 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

7. Registration Rights.

7.1 Shelf Registration.

(a) On or prior to the Filing Date, the Company shall prepare and file with the SEC a “shelf” Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. If for any reason the SEC does not permit all of the Registrable Securities to be included in such Registration Statement, then the Company shall not be obligated to include such Registrable Securities in such Registration Statement but the Company shall prepare and file with the SEC a separate Registration Statement with respect to any such Registrable Securities not included with the initial Registration Statement, as promptly as reasonably possible, but in no event later than the date which is ninety (90) days after the date on which the SEC shall indicate as being the first date such filing may be made. The Registration Statement shall be on Form S-3 and shall contain a “Plan of Distribution” reasonably acceptable to the Investor. In the event Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form in accordance herewith as the Investor may consent and (ii) attempt to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statements then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

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(b) The Company shall use commercially reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use commercially reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the fifth anniversary of the Effective Date, (ii) such time as all Registrable Securities covered by such Registration Statement have been sold publicly, or (iii) such time as all Common Shares covered by such Registration Statement cease to be Registrable Securities (the “Effectiveness Period”).

(c) The Company shall notify the Investor in writing as promptly as reasonably possible (and in any event within one Business Day) after receiving notification from the SEC that the Registration Statement has been declared effective.

(d) The Company shall not, prior to the Effective Date of the Registration Statement, prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) under the Securities Act of any of its equity securities unless all of the Registrable Securities are registered for resale under such registration statement.

(e) If any Common Shares are not included in the initial Registration Statement, then the Company shall file an additional Registration Statement covering such Common Shares not covered on the initial Registration Statement on or prior to the Filing Date and shall use commercially reasonable best efforts to cause such additional Registration Statement to become effective by the SEC as promptly as reasonably possible after the filing thereof.

7.2 Registration Procedures. In connection with the Company’s registration obligations hereunder with respect to a Registration Statement pursuant to Section 7.1, the Company shall:

(a) Not less than three (3) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish to the Investor and Investor Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Investor and Investor Counsel. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which Investor shall reasonably object.

(b)      (i) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Investor true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; provided, however, the Company will not be required to provide copies of any correspondence that would result in the disclosure to the Investor of material and non-public information concerning the Company unless the Investor has executed a confidentiality agreement with the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investor thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

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(c) Notify the Investor and Investor Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than two Trading Days thereafter (except in the case of clauses (v) and (vii), one Trading Day thereafter) of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) the SEC comments in writing on any Registration Statement (in which case the Company shall deliver to the Investor a copy of such comments and of all written responses thereto; provided, however, the Company will not be required to provide copies of any responses that would result in the disclosure to the Investor of material, non-public information concerning the Company unless the Investor has executed a confidentiality agreement with the Company); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the SEC or any other Governmental Authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included or incorporated by reference in any Registration Statement become ineligible for inclusion or incorporation therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Use its commercially reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(e) At the request of the Investor, furnish to the Investor and Investor Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto promptly after the filing of such documents with the SEC; provided, however, that the Company shall not be required to deliver documents (i) incorporated or deemed to be incorporated therein by reference, (ii) previously furnished or incorporated by reference, or (iii) publicly available on the SEC website.

(f) Promptly deliver to the Investor and Investor Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Investor in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g) Use commercially reasonable best efforts to maintain the listing of the Registrable Securities on each such Trading Market or another Eligible Market.

(h) Prior to any public offering of Registrable Securities, use commercially reasonable best efforts to register or qualify or cooperate with the Investor and Investor Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Investor reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 7.2(g).

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(i) Cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Investor may request.

(j) Upon the occurrence of any event described in Section 7.2(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) Comply with all applicable rules and regulations of the SEC.

(l) The Company shall not identify any holder of Registrable Securities as an underwriter in any public disclosure or filing with the SEC or any Trading Market without the prior written consent of such holder. If the Company is required by law to identify any such holder as an underwriter in any public disclosure or filing with the SEC or any Trading Market, it must notify such holder in writing in advance and such holder shall have the option, in its sole discretion, to consent to such identification as an underwriter or to elect to have its Registrable Securities be removed from such Registration Statement. If any holder of Registrable Securities does not make such election within five (5) Business Days of such holder’s receipt of such notice, such holder shall be deemed to have elected to have its Registrable Securities be deemed to be removed from such Registration Statement.

7.3 Registration Expenses. The Company shall pay (or reimburse the Investor for) all fees and expenses incident to the performance of or compliance with its obligations under this Section 7, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Investor), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and the fees and disbursements of the Investor Counsel not to exceed $10,000, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by Section 7 of this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market. Discounts, concessions, commissions and similar selling expenses, if any, payable to an underwriter and specifically attributable to the sale of Registrable Securities by the Investor will be borne by the Investor.

7.4 Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless the Investor, the officers, directors, partners, members, agents, brokers, investment advisors and employees of the Investor, each Person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Investor furnished in writing to the Company by the Investor expressly for use therein, or to the extent that such information relates to the Investor or the Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Investor expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 7.2(c)(v)-(vii), the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated or defective and prior to the receipt by the Investor of the Advice contemplated in Section 7.5.

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(b) Indemnification by the Investor. The Investor shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that (i) such untrue statement or omission is based solely upon information regarding the Investor furnished in writing to the Company by the Investor expressly for use in such Registration Statement or Prospectus, or to the extent that such information relates to the Investor or the Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Investor expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 7.2(c)(iv)-(vii), the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated or defective and prior to the receipt by the Investor of the Advice contemplated in Section 7.5. In no event shall the liability of the Investor hereunder be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

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(d) Contribution. If a claim for indemnification under Section 7.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 7.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7.4(d), the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

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7.5 Dispositions. The Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. The Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 7.2(c)(iv)-(vii), the Investor will discontinue disposition of such Registrable Securities under the Registration Statement until the Investor’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 7.2(j), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

7.6 No Piggyback on Registrations. Except with the prior written consent of the Investor or as permitted by Section 7.7 below, neither the Company nor any of its security holders (other than the Investor in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not during the Effectiveness Period enter into any agreement providing any such right to any of its security holders to be included in the Registration Statement for the Registrable Securities.

7.7 Piggyback Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Investor written notice of such determination and if, within ten (10) days after receipt of such notice, the Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities the Investor requests to be registered, subject to customary underwriter cutbacks applied on a pro rata basis to all holders of registration rights.

8 Defined terms. For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investor and the Company.

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“Company’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel as of the date of this Agreement plus, in the case of Sections 3(cc), 3(dd) and 3(hh), the knowledge such individuals would have reasonably acquired after making due inquiry.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Effective Date” means the date that a Registration Statement or Registration Statements covering the Registrable Securities has been declared effective by the SEC.

“Eligible Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, or the OTCQX Marketplace or the OTCQB Marketplace operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

“Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

“Filing Date” means with respect to (i) the initial Registration Statement required to be filed pursuant to Section 7.1 of this Agreement, the 180th day following the Closing Date and (ii) any additional Registration Statement required to be filed pursuant to Section 7.1 of this Agreement, the 90th day following the date thereof.

“Governmental Authority” means (i) any nation, state, county, city, town, borough, village, district or other jurisdiction, (ii) any federal, state, local, municipal, foreign or other government, (iii) any governmental or quasi-governmental body of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers), (iv) any multinational organization or body, and (v) any Person or other body entitled or purporting to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or official of any of the foregoing.

“Indebtedness” of any Person means (i) all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is responsible or liable (whether by guarantee of such indebtedness, agreement to purchase indebtedness of, or to supply funds to or invest in, others), (ii) any direct or contingent obligations of such Person arising under any letter of credit (including standby and commercial), bankers acceptances, bank guaranties, surety bonds and similar instruments, (iii) all Indebtedness secured by any Lien existing on property or assets owned by such Person and (iv) any shares of capital stock or other securities having a redemption feature.

“Investor Counsel” means Greenberg Traurig, P.A., counsel to the Investor.

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“Intellectual Property” means all U.S. and foreign (a) inventions (whether patentable or whether or not reduced to practice), all improvements thereto, and all patents (including, without limitation, all U.S. and foreign patents, patent applications (including provisional applications), invention disclosures and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof) and design rights, (b) trademarks, trademark applications (including intent to use filings), trade names and service marks (whether or not registered), trade dress, logos, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all registered copyrights, sui generis database rights and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including source code, unpatented inventions, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, financial information and business and marketing plans and proposals), (f) all computer software programs or applications (including data and related documentation) in both source and object code forms and (g) all copies and tangible embodiments of all of the foregoing (in whatever form or medium), and registrations and applications for any of the foregoing assets listed above in (a) through (f) and all other tangible and intangible proprietary information, materials and associated goodwill.

“Losses” means any and all damages, fines, penalties, deficiencies, liabilities, claims, losses, judgments, awards, settlements, taxes, actions, obligations and costs and expenses in connection therewith (including, without limitation, interest, court costs and fees and expenses of attorneys, accountants and other experts, or any other expenses of litigation or other Proceedings or of any default or assessment).

“Material Contract” means any agreement that is or would be required to be filed as an exhibit to the SEC Reports pursuant to Item 601(b)(10) of Regulation S-K of the SEC.

“Permitted Lien” means (i) any Lien relating to Indebtedness described in the SEC Reports; (ii) (ii) Liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures; (iii) mechanics, carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business; (iv) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property; (v) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (vi) any Lien that does not materially affect the value of the subject property and does not materially interfere with the use made of such property by the Company and its Subsidiaries; or (vii) other imperfections of title or Liens, if any, that have not had, and would not have, a Material Adverse Effect.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

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“Registrable Securities” means the Common Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the SEC has declared a Registration Statement covering such securities effective and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met, (iii) such securities become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) or (iv) such securities have ceased to be outstanding.

“Registration Statement” means any registration statements on Forms S-1 or S-3 required to be filed under Section 7.1 of this Agreement, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Required Effectiveness Date” means with respect to the initial Registration Statement required pursuant to Section 7.1 of this Agreement, the 210th day following the Closing Date; provided, however, in the event the Company is notified by the SEC that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments, the Required Effectiveness Date as to the initial Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the 1933 Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.

“Trading Market” means The Nasdaq Capital Market or any other primary Eligible Market on which the Common Stock is then listed or quoted.

9. Miscellaneous.

(a) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number as set forth below, or such other address or facsimile number as such party may hereinafter specify for the purpose of giving notice hereunder to the party giving such notice. Each such notice, request or other communication shall be effective: (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified pursuant to this Section 9(a) and the appropriate confirmation is received; (ii) if given by mail, 72 hours after such communication is deposited in the mail, certified mail, return receipt requested, postage prepaid, addressed as aforesaid or; (iii) if given by any other means, when delivered at the address as follows:

If to the Company, to:

Lantronix, Inc.

7535 Irvine Center Drive, Suite 100

Irvine, CA 92618

Attention: Jeremy Whitaker, Chief Financial Officer

Phone: (949) 450- 7241

Fax: (949) 453-3983

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With a copy to:

Lantronix, Inc.

7535 Irvine Center Drive, Suite 100

Irvine, CA 92618

Attention: Kurt E. Scheuerman, General Counsel

Phone: (949) 450-7288

Fax: (949) 453-3984

If to the Investor, to:

Hale Capital Partners

17 State Street, Suite 3230

New York, NY 10004

Attention: Martin Hale Jr.

Phone: (212) 751-8828

Fax: (212) 751-8822

with a copy (which shall not constitute notice) to:

Greenberg Traurig, P.A.

401 E. Las Olas Blvd, Suite 2000

Fort Lauderdale, FL 33301

Attention: Mathew B. Hoffman, Esq.

Phone: (954) 768-8203

Fax: (954) 759-5532

(b) Amendments and Waivers.

(i) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

(ii) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Successors and Assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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(d) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement and all matters arising directly or indirectly herefrom shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of laws principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any Proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any Proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such Proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such Proceeding brought in such courts and irrevocably waives any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(e) Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by facsimile or other electronic transmission shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

(f) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter of this Agreement.

(g) Headings. The headings in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(h) Attorneys’ Fees. In the event any legal Proceedings are instituted to enforce any provision in this Agreement, the substantially prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeal.

(i) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(j) Survival. The representations and warranties contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement. The covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement, unless such covenants by their terms expire by a specified date in which case such covenants shall expire on the expiration date set forth herein.

(k) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree that, in any action for specific performance of any such obligation, it shall not assert or shall waive the defense that a remedy at law would be adequate.

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(l) Securities Laws Disclosure; Public Information. Following the Closing Date (but in any event prior to the 8-K Filing (as defined below)), the Company shall issue a press release reasonably acceptable to the Investor disclosing the transactions contemplated hereby. Within three (3) Business Days following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the material terms of the transactions contemplated by this Agreement and including as an exhibit to such Current Report on Form 8-K this Agreement, in the form and to the extent required by the Exchange Act. From and after the 8-K Filing, at any time from and after the date that the New Member ceases to be a member of the Board (the “MNPI Expiration Date”), the Company shall not, without the express consent of the Investor, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries. To the extent that the Company or any of its Subsidiaries, or any of their respective officers, directors, affiliates or agents, delivers any material, non-public information regarding the Company or its Subsidiaries to the Investor following the MNPI Expiration Date without the Investor's consent, the Company hereby covenants and agrees that (i) to the extent permitted by applicable law the Investor shall not have any contractual duty of confidentiality with respect to such material, non-public information, provided that the parties shall remain subject to applicable law; and (ii) the Company shall make public disclosure of such material, non-public information in accordance with Regulation FD promulgated by the SEC. Subject to the foregoing, without the consent of the Company (in the case of the Investor) or the Investor (in the case of the Company), neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby (other than the initial press release specified in the first sentence of this Section 9(l)).

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

LANTRONIX, INC.

By:	/s/ Jeffrey W. Benck
Name: Jeffrey W. Benck
Title: Chief Executive Officer

HALE CAPITAL PARTNERS, LP
By:	/s/ Martin Hale, Jr.
Name: Martin Hale, Jr.
Title: CEO

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